EXHIBIT 10.6

MASTER MULTIPLE SERVICES AGREEMENT

This Master Multiple Services Agreement ("Agreement"), effective as of July 1, 2015, is made by and between CÜR Media, LLC having its principal place of business at 2217 New London Turnpike, South Glastonbury, Connecticut 06073 ("Client") and Digitas, Inc., a Massachusetts limited liability company, having a place of business at 33 Arch Street, Boston, MA 02110 ("Provider"). The parties agree as follows:

Article 1. Services.

1.1. Generally.

a. Services. Provider will provide the services specified in written Statements of Work (as defined below), to be mutually agreed upon (the "Services"). As further set forth herein, Provider shall submit, in a timely fashion, to Client for its approval all elements of any advertising, marketing, or other materials to be produced, published or placed hereunder and Client shall give all approvals in a timely fashion such that Provider can meet all applicable deadlines. Assuming Provider has provided elements to Client for approval in a timely fashion, if Client's delays in approval results in additional costs, fees, or other liabilities to Provider, Client shall pay all such reasonable additional costs or fees. Provider's performance depends upon Client fulfilling its responsibilities in a timely and sufficient manner. Client's failure to perform its responsibilities in accordance with this Agreement and the applicable SOW could negatively impact the schedule or cost of a project, and may require a Change Order (as defined below). Client acknowledges that Provider will serve as an agent for Client in purchasing services and materials from third parties, including, but not limited to, Data Providers and Content Providers; provided, however, that, other than as is expressly set forth in this Agreement, Provider may not bind or obligate Client without Client's prior written approval. A "Data Provider" means a third party vendor that provides services related to the collection, storage, processing or compilation of Client Data, including, without limitation, for the purpose of providing optimization and analytics services.A "Content Provider" means a third party that licenses content, including, without limitation, photographs, graphic materials, music or film footage.

b. Statements of Work. A Statement of Work means a document incorporated herein by reference that is signed by the authorized representatives of both parties ("Statement of Work" or "SOW")[1]. The parties agree that the authorized representatives for this purpose shall initially be Todd Stanley for Provider and J.P. Lespinasse for Client. Any SOW may be modified by the parties by executing a change order ("Change Order") signed by authorized representatives of both parties. A Change Order may be initiated by either party in writing. All proposed Change Orders and the implications of the proposed changes (e.g., schedule changes, pricing changes) will be discussed in good faith by the parties' authorized representatives. If Client proposes modifications in a previously approved SOW which results in a reduction of 40% or more of the total estimated fee previously approved in a SOW, such actions may be deemed to be, at Provider's sole discretion, the equivalent of a termination of that SOW by Client, in which event the provisions of Article 5 shall govern.

c. Review and Approval. Client is responsible for the legality, accuracy, completeness and propriety of the Client Materials (as defined below), including any information concerning its organization, products, services and industry which Client furnishes to Provider. If Deliverables (as defined below) are designated for publication, Client shall review all such Deliverables to confirm the accuracy and legality of any representations regarding Client's organization, products, services and industry. Client is responsible for its final decision to approve the use and publication of any Deliverable and is solely responsible for ensuring that all representations and descriptions comply with all legal and regulatory requirements, directives and guidelines. Provider will not use any materials in the Deliverables that have not been pre-approved by Client. With respect to any trademarks, service marks, trade names, logos or slogans that Client directs, instructs or authorizes Provider to use in the Deliverables (collectively, "Client Marks"), Client is solely responsible for conducting any legal review of such Client Marks, including trademark search and clearance activities. To the extent that Provider develops any new trademarks, service marks, trade names, logos or slogans for Client pursuant to a SOW ("New Marks"), Provider's development of New Marks shall be subject to all terms and conditions of this Agreement. Notwithstanding the foregoing, Client shall be solely responsible for determining whether any such New Marks are cleared for use in any particular country, can be registered as trademarks in any jurisdiction, or can otherwise be registered or protected under applicable law.

1

d. Acceptance. Client's acceptance of Deliverables shall be based on material compliance with the specifications set forth in the applicable SOW. Except as otherwise specified in the applicable SOW, Client shall have five (5) days to accept or reject the applicable Deliverable following its delivery. If acceptance or rejection is not made within 5 days, no further work on the SOW schedule will be initiated.

e. No Transfer of PII. Client will not transfer or disclose to Provider any information which by itself or in combination with other information can identify an individual ("PII") without Provider's prior written consent. If Client wishes to transfer or disclose PII to Provider, Client will provide at least ten (10) business days' prior written notice of such proposed transfer or disclosure. Except as expressly agreed by the parties in a SOW or other writing signed by the authorized representatives of both parties, Provider has no obligation to collect, store, process, compile, merge or otherwise receive any PII under this Agreement.

f. Market Research Services. With Client's prior written approval, Provider may use third party market research services to generate consumer and market insights in connection with Services provided hereunder (collectively "Market Research Services"). Client acknowledges that any information provided to Client in connection with such Market Research Services is provided for informational purposes only and without representations or warranties of any kind. Client will pay a fee equal to 1% of the professional services fee in the applicable SOW for Market Research Services, which will be invoiced in equal amounts aligned with the invoice schedule set forth therein.

g. Union Obligations. In the event Client authorizes Provider to produce materials that are subject to Union Obligations (as defined below) as a result of Provider's engagement of talent on Client's behalf (including without limitation actors, celebrities, voice-over performers, singers or musicians), Client shall be bound by the terms of such Union Obligations. Accordingly, Client agrees to reimburse Provider for any pre-approved fees, costs, fines, interest, penalties and expenses (and reasonable attorneys' fees) Provider incurs in connection with Union Obligations. Client will indemnify, defend and hold harmless Provider and its affiliates, officers, directors, employees and agents from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees) from third party claims that arise out of or relate to Union Obligations, or a breach of Client's obligations under any talent agreements. "Union Obligations" means all applicable payments, withholding taxes and filings, workers compensation claims and premiums, rates, use, reuse fees, and other obligations as may arise out of the employment of talent, including but not limited to, obligations to the Screen Actors Guild, the American Federation of Television and Radio Artists or any other applicable union or pension plans related thereto, and any third party talent payment service or paymaster used in connection therewith. Client acknowledges that any talent agreements that are subject to Union Obligations generally cannot be assigned except to union signatories, unless the union agrees in writing to such assignment. Accordingly, unless otherwise agreed to by the applicable union, upon the conclusion of any applicable talent agreement entered into by Provider or its representatives (including a third party talent payment service or paymaster), Client agrees to contract only with a signatory to the applicable Union Obligations with respect to the continued use and production of any materials produced by Provider pursuant to Union Obligations. In addition, Client agrees to cooperate fully with Provider and the respective unions on the assignment of any talent agreements, and to provide the necessary documentation to the unions, including, without limitation any financial and bank account information the union may require in connection with the transfer of any talent agreements.

1.2. Media Buying Services.

a. Definitions.

i.	"Action Tag" means a piece of code that calls the ASTP server and allows such server to set and/or read a Cookie.

ii.

"Ad" means an advertisement provided by, or on behalf of, Client pursuant to this Agreement. Ads include, but are not limited to, graphical advertising (e.g., banner ads and other creative materials), text links and search engine placement.

2

iii.

"ASTP" or "Ad Serving Technology Provider" means a third party technology provider with whom Provider has a contractual relationship to enable such provider to serve Client's Ads and track and store relevant data.

iv.

"Cookie" means a data file placed on a User's computer, mobile device, or other technology or device when such technology or device is used to visit websites (including without limitation mobile sites, applications, widgets, blogs, and social networking sites) and the content thereon.

v.

"Cookie Data" means data gathered through the recording of ad impressions delivered, Ads clicked on, and Action Tags that are activated, through use of the ASTP's technology and performance of Services hereunder.

vi.

"Extended Data" means data sent to the ASTP's server by a Client's web site (i.e.¸via activation of Action Tags), regarding information sought by such Client about Users' interactions with such Client's Web site, which information may include, but not be limited to, purchase amounts.

vii.	"Media Buying Services" means services related to the planning and purchase of advertising inventory, whether such inventory is on websites, mobile sites, applications or any other media.

viii.

"OBA Principles" means the Self-Regulatory Principles of Online Behavioral Advertising as issued by the Federal Trade Commission and the American Association of Advertising Agencies, Association of National Advertisers, Council of Better Business Bureaus, Direct Marketing Association and Interactive Advertising Bureau, as amended from time to time.

ix.	"Objectionable Content" means content that is obscene, pornographic, libelous, defamatory, unlawful, or other violates a Publisher's standards or guidelines.

x.	"Publisher" means a third party that delivers advertising inventory for Client.

xi.	"Sensitive Data" means information that pertains to a User's medical, insurance, financial or criminal history, sexual orientation, or real time geolocation.

b. Media Authorization. Notwithstanding anything to the contrary in this Agreement, subject to Client's written authorization of the applicable media budget, Client hereby authorizes Provider, in its capacity as agent for a disclosed principal, to execute on Client's behalf all pre-approved insertion orders, purchase orders and similar instruments related to Media Buying Services. Provider is hereby authorized to bind Client to terms equivalent or substantially similar to the standard terms and conditions for internet advertising published by the American Association of Advertising Agencies and the Interactive Advertising Bureau, as amended and supplemented from time to time.

c. Ownership and Use of Data. Between Client and Provider, Client will own the Extended Data and Provider will own the Cookie Data. Provider may aggregate Provider Cookie Data with like data collected from third party online advertising campaigns, but only in a manner that does not disclose to any third party that such Provider Cookie Data is linked to Client, and not violation of any applicable laws. Provider represents and warrants that Provider Cookie Data collected hereunder will not contain PII. To the extent that Client shares Extended Data with Provider, Client grants Provider a royalty-free license to use Extended Data solely in connection with the rendition of Services hereunder. To the extent this Section conflicts with any other term of this Agreement or a SOW, this Section will control.

d. Placement of Action Tags. Client acknowledges that Action Tags will reside on Client's computer systems and that Client will have full access and control over such Action Tags. Provider will provide Client with the technical information required to enable Client to insert Action Tags. Client will promptly implement the Action Tags pursuant to the technical information supplied by Provider, and upon termination of this Agreement will promptly remove such Action Tags.

3

e. Representations and Warranties. In the event Client engages Provider to provide Media Buying Services under this Agreement, Client represents and warrants that, in addition to the other representations, warranties, and covenants hereunder: (i) its provision of the Extended Data to Provider (which shall occur through the ASTP's server) will not violate any applicable laws or its own privacy policy; (ii) Client will be the owner of or will have all necessary licenses and clearancesto use any keywords provided and to use the Ads; (iii) Client will submit Ads in accordance with Publisher's then existing advertising criteria or specifications; and (iv) Ads will not contain Objectionable Content, viruses, or malware or spyware.

f. Privacy Policies. Client will make a full, accurate, clear, and continuing disclosure in its online privacy policy regarding the placement and reading of Cookies and Action Tags, and Client's collection, use and transfer of data; it being understood that the content and wording of Client's privacy policy will be within Client's sole discretion. Provider will have no liability resulting from any such disclosure or Client's failure to make such disclosure.

g. License under Intellectual Property. Client hereby grants to Provider a non-exclusive, limited license with the right to sublicense under the same terms as set forth herein and under all intellectual property rights owned or controlled by Client, to use Ads and keywords to the extent necessary to provide the Services.

Article 2. Ownership.

2.1.Rights in Deliverables. Subject to Sections 2.2. and 2.3 of this Agreement and payment of all amounts owing to Provider hereunder, all deliverables that are developed, prepared, or created by Provider and delivered to Client in their finished form pursuant to a SOW entered into under this Agreement (the "Deliverables") are the sole and exclusive property of Client, which Deliverables Client shall have the right to distribute, publicly display, modify, adapt, edit and reproduce, subject to the terms hereof. Provider hereby assigns to Client all rights in the Deliverables, and will, at Client's approval and expense, execute documents necessary to evidence Client's rights in such Deliverables.

2.2.Provider Materials. Provider's materials and intellectual property in existence prior to this Agreement or created, developed or acquired during the term of this Agreement but not exclusively for Client (the "Provider Materials") are, as between Client and Provider, Provider's sole and exclusive property. Subject to payment of all amounts owing hereunder, Provider hereby grants Client a non-exclusive, non-transferable, perpetual, worldwide, royalty-free license to use and create derivative works of Provider Materials incorporated into the Deliverables solely to maintain, update or otherwise use the Deliverables for their intended purpose, provided that in the event Client gives a third party access to the Provider Materials, Client will bind such third party to confidentiality obligations materially similar to those set forth herein. Client shall not use, distribute, or modify the Provider Materials apart from the Deliverables, commercially exploit the Provider Materials, or permit any third party to access or use the Provider Materials except to provide services to Client for Client's sole benefit. Provider reserves all rights in Provider Materials that are not expressly licensed to Client hereunder.

2.3.Third Party Materials. Client acknowledges and agrees that Provider may have to obtain materials from third parties in performing its obligations hereunder ("Third Party Materials"). Provider will obtain all required rights and clearances that may be necessary in connection with the use of any Third Party Materialsand intellectual property owned by third parties in connection herewith. Any Third Party Materials and intellectual property owned by third parties and provided to Client will remain the sole and exclusive property of such third parties, and subject to their applicable license terms.

2.4.Client Materials. Provider acknowledges and agrees that any information, data, content, materials, terms and conditions, policies or guidelines provided by Client or by any third party at the direction of Client in connection with this Agreement, and any other intellectual property owned by Client (including Client Data, Client Marks, and User Content) are, as between Client and Provider, Client's sole and exclusive property (collectively the "Client Materials"). "Client Data" means (i) any data or information derived from any web sites owned or controlled by Client, whether through the use of tracking devices placed on such Client sites (including without limitation through HTML/JavaScript tags, cookies, pixels, clear GIFs, log files, web beacons) or through any other means, (ii) any data or information related to Users, including without limitation usage and traffic data, click-through rates and conversions, IP addresses, or other User activity data, including but not limited to data resulting from use of Segments, and (iii) all lists or other records containing any of the foregoing data or information collected by or on behalf of Client. The foregoing definition applies regardless of whether any of such data or information is aggregated or includes PII. "Segments" means a group of Users identified by tracking devices or otherwise, as such group is defined by Client or a third party authorized by Client. "User" means a recipient of a web page, advertisement or other content related to Client. "User Content" means any information, data, assets, code, content, images, video or materials in any format that is provided, uploaded or otherwise published to or disseminated via websites, mobile sites, applications or any other media by any User.

4

Article 3. Payments.

3.1. Payments. Client will pay Provider within thirty (30) days of the date of receipt of any invoice and in accordance with the applicable SOW. Client will inform Provider of any disputes with or errors in any invoice within thirty (30) days of the date of receipt of such invoice. All payments will be made in USD via check, wire transfer or ACH to Provider's address as set forth in the SOW. Invoiced amounts remaining unpaid after payment is due will accrue interest at a rate equal to the lesser of: (a) one percent (1%) per month; or (b) the highest rate allowed by law. In addition, if Provider reasonably determines that Client's financial condition materially deteriorates after the Effective Date, Provider may suspend performance under this Agreement and any SOW until Client provides reasonable security to Provider; if such security is not provided to Provider within thirty (30) days of the request, Provider may terminate this Agreement or any SOW entered into hereunder immediately upon written notice to Client. Provider's acceptance of any partial payment of an invoice will not waive its rights as to remaining balances, nor in any way constitute accord and satisfaction. Provider is entitled to any reimbursable expenses associated with the collection of overdue amounts owed by Client.

3.2.Taxes. Client will pay all applicable federal, state and local sales, use, value added, excise, duty and any other taxes of any nature assessed on the Services or Deliverables, except for taxes based on Provider's revenue or income.

3.3.Expenses. Provider will invoice Client for pre-approved expenses, including travel, lodging and related expenses and third party expenses, as incurred in connection with each SOW, provided that Provider may invoice Client in advance for anticipated, pre-approved third party expenses, in which event Client will pay for such third party expenses upon its receipt of each invoice; Provider will have no right to incur such expenses unless and until they are pre-approved by Client and no obligation to incur such expenses unless and until prepayment is made. In the event prepayments are made by Client based on estimated expenditures, Provider will reconcile such prepayments against the actual costs incurred. Provider will be liable for payment for third party expenses only following complete payment by Client to Provider. Prior to Client's payment to Provider, Client will be solely liable for all third party expenses previously approved by Client. Client acknowledges that it is essential that Provider receive payments from Client in time for Provider to meet its obligations to third parties, and that, assuming Provider has provided Client with timely advance notice of such third party expenses and sufficient time for pre-approval, if Provider fails to receive timely payment from Client for services provided by third parties, Provider shall have the right to discontinue such services. Client shall have no claim against Provider for such refusal or cancellation, and Client shall be solely liable for any claims by such third parties arising from such refusal or cancellation or any delays in payment.

3.4. Audits. Client will have the right, at Client's expense and through a third party reasonably acceptable to Provider, to audit Provider's records directly relating to expenses and fees billed on an hourly or daily basis under this Agreement; Client and its third party auditor will be prohibited from accessing Provider-related information, including Provider's financial data, overhead costs, or salary or compensation records or records from which salary or compensation information can be derived, or information about Provider's other clients. Any audit will be limited to the twelve (12) month period immediately preceding the audit. Such audits will be conducted during Provider's normal business hours and in a manner that minimizes disruption to Provider's normal business activities, and no more frequently than once in any twelve (12) month period. Client will give Provider at least fifteen (15) days prior written notice of any audit. Client will require the third party conducting the audit to maintain in confidence all information learned in the course of each such audit, and such third party will disclose to Client only the fact and amount of any discrepancy between invoiced amounts and amounts properly payable. If any audit reveals any such discrepancy, the parties will promptly confer and make adjustments as appropriate.

5

Article 4. Confidential Information.

4.1.Confidential Information. For purposes of this Agreement, "Confidential Information" means secret, nonpublic or proprietary information of either party, whether of a technical, business or other nature and whether disclosed orally, in writing or in any other form, including, without limitation, information relating to business and marketing plans, intellectual property, customer information and financial information (including without limitation revenue and profit analyses and projections, commission structures and statements, and pricing information) whether or not designated as confidential or proprietary by the party disclosing the information (the "Discloser") to the party receiving the information (the "Recipient"), which the Recipient knows or should know is treated as confidential by the Discloser. All Confidential Information of a party is provided "AS IS" and without any warranties.

4.2.Use of Confidential Information. No party will, use or disclose such Confidential Information for any purpose other than for the purposes for which it was provided. Recipient will take all reasonable measures to avoid disclosure, dissemination or unauthorized use of Discloser's Confidential Information and shall exercise the same degree of care in safeguarding the Confidential Information of Discloser that it would exercise for its own information of the same type provided that no less than reasonable care be used. Recipient will restrict possession, knowledge, development and use of Confidential Information to its employees, agents, subcontractors and entities controlled by or controlling it to the extent such parties have a need to know the Confidential Information, and are bound by obligations materially similar to those set forth in this Article 4.

4.3.Ownership of Confidential Information. All Confidential Information of each party will remain the exclusive property of such party, and Recipient will have no rights, by license or otherwise, to use the Confidential Information of Discloser, except as expressly provided herein.

4.4. Exceptions. The provisions of this Article 4 will not apply to any Confidential Information to the extent that it (a) is or becomes publicly available without breach of this Agreement; (b) can be shown by documentation to have been independently developed by Recipient without reference to Discloser's Confidential Information; or (c) is rightfully received from a third party without any obligation of confidentiality. Nothing in this Agreement will prohibit Recipient from developing or having developed for it, products, information, data concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Confidential Information of the other party, or are derived therefrom, provided that Recipient does not violate any of its obligations under this Agreement in connection with such development.

4.5.Required Disclosures. Notwithstanding any provision to the contrary in this Agreement, if Recipient is legally obligated to disclose Confidential Information of Discloser, Recipient will give Discloser prompt written notice of such requirement (unless legally prohibited) so that appropriate protective orders or other legal remedies may be sought. Recipient will disclose Confidential Information only to the extent legally required.

4.6.Return of Confidential Information. Upon written request of Discloser, Recipient shall return or destroy the Confidential Information of Discloser, including all copies thereof and materials incorporating such Confidential Information, whether in physical or electronic form. Each party may retain a copy of the other party's Confidential Information for archival purposes.

4.7. Injunctive Relief. Recipient acknowledges that disclosure or use of the other party's Confidential Information in violation of this Article 4 could cause irreparable harm to Discloser for which monetary damages may be difficult to ascertain or an inadequate remedy. Each party will have the right, in addition to its other rights and remedies, to injunctive relief for any violation of this Article 4 by the other party, without posting bond or by posting bond at the lowest amount required by law.

6

Article 5. Term and Termination.

5.1.Term. This Agreement will remain in effect from the Effective Date until it is terminated by either party as provided below. The term of each SOW will be as set forth in such SOW.

5.2.Termination - Uncured Breach. If either party is in material breach of any obligations under this Agreement or any SOW, the non-breaching party may give written notice of the breach to the breaching party. If the breaching party fails to cure the material breach set forth in the notice within thirty (30) days after its receipt of the notice, the non-breaching party will have the right to terminate this Agreement or the applicable SOW effective immediately upon delivery of written notice of termination to the breaching party. Termination of the Agreement will also serve to terminate all non-completed SOWs; however, termination of any SOW will not terminate this Agreement or any other non-completed SOW. Expiration or termination of this Agreement or any SOW will not relieve either party of any obligations that accrued prior to expiration or termination.

5.3.Termination – Credit Reasons. Either party may terminate this Agreement immediately by written notice if the other party makes an assignment for the benefit of creditors, becomes subject to a bankruptcy proceeding, is subject to the appointment of a receiver, or admits in writing its inability to pay its debts as they become due.

5.4.Termination – Without Cause. Either party may terminate this Agreement by giving ninety (90) days prior written notice to the other party. The termination date of this Agreement will be the day that such ninety (90) day period expires. All of the rights and obligations of each party shall remain in effect during any notice period up to the effective date of termination, including Client's obligation to pay and Provider's right to receive all fees and expenses incurred during the notice period. During any such notice period, Provider shall provide such reasonable termination assistance as may be reasonably requested by Client to facilitate the orderly transfer of services to Client or its designee. If the Agreement is terminated by Client for its convenience, Client will pay to Provider all expenses incurred during the notice period plus the actual fees incurred during the termination notice period. If the Agreement is terminated by Provider for its convenience, Client will pay Provider all fees and expenses actually incurred during the notice period.

5.5 Survival. The respective rights and obligations of the parties under this Agreement, which by their nature would continue beyond the termination or expiration of this Agreement, will survive the termination or expiration of this Agreement.

Article 6. Representations, Warranties and Liabilities.

6.1.Representations and Warranties. Each party represents and warrants that: (a) it has the right to enter into and fully perform this Agreement and each SOW; and (b) as of the Effective Date of this Agreement, there is no outstanding contract, commitment or agreement to which it is a party that conflicts with this Agreement. Provider represents and warrants that (i) the Deliverables will meet the specifications set forth in the applicable SOW in all material respects; and (ii) it will perform the Services with a high standard of quality and in a professional manner, and in accordance with applicable law. Client represents and warrants that (x) the Client Materials will not violate any trademark, copyright, patent, trade secret, privacy, publicity, or other proprietary right of any third party, or any applicable laws, rules, or regulations, and (y) it will use the Deliverables and all data that results from the Services hereunder in accordance with the terms hereof, and all applicable laws, rules, regulations and guidelines.

6.2. Disclaimers. EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS AGREEMENT, PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. PROVIDER SPECIFICALLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY SET FORTH IN THIS AGREEMENT.

6.3.Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING LOST PROFITS OR SAVING(S), EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR DAMAGES WHICH ARISE FROM PERSONAL INJURY, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, PROVIDER SHALL NOT BE LIABLE FOR DAMAGES WHICH EXCEED THE AMOUNT OF FEES PAID BY CLIENT THAT ARE DIRECTLY RELATED TO THE PARTICULAR SERVICES UNDER THE SOW FROM WHICH THE CLAIM AT ISSUE AROSE.

7

Article 7. Indemnification.

7.1.Provider Indemnity. Provider will indemnify, defend and hold harmless Client and its affiliates, officers, directors, employees and agents from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees) from third party claims that arise out of or relate to (a) a claim that the Deliverables knowingly violate the intellectual property rights of a third party under the laws of the United States, or (b) Provider's breach of its representations or warranties under this Agreement. The foregoing will not apply (i) to the extent Provider relied upon the Client Materials or information, data or other materials provided, selected or approved by Client, (ii) to the extent Client, despite being advised of the risk of a violation, specifically authorized Provider to proceed with the action giving rise to such a violation, (iii) to the extent Client or its designees, licensees, distributors, franchisees or affiliates damaged, misused or modified the Deliverables, or used the Deliverables, Provider Materials, and/or any Third Party Materials, beyond the scope of the SOW and/or any applicable licenses, (iv) to the extent the claim arose from Client's performance of (or failure to perform) its obligations under this Agreement, (v) to the extent Client authorized the implementation of methods, components or systems that Client was using without a license prior to such implementation, or (vi) to the extent Client authorized the implementation of generally applicable and non-site specific technology, know-how, materials or information representing functionality already readily available on the internet to the public or used throughout the industry without a license. Except as otherwise provided for under applicable law, Provider shall not be liable for patent infringement claims brought later than one (1) year following delivery to Client of the applicable Deliverable.

7.2.Client Indemnity. Client will indemnify, defend and hold harmless Provider and its affiliates, officers, directors, employees and agents from and against all losses, liabilities, damages and expenses (including reasonable attorneys' fees) from third party claims that arise out of or relate to (a) the Client Materials, (b) Client's acts or omissions described in Section 7.1(i)-(vi), (c) Client's breach of its representations or warranties under this Agreement, and (d) death, personal injury, or product liability claims or actions arising from the use of Client's products and/or services.

7.3.Indemnification Procedures. The indemnified party will give the indemnifying party prompt written notice of liabilities asserted, provide the indemnifying party with reasonable assistance, and to the extent applicable, immediately cease use of any material alleged to give rise to liabilities. The indemnifying party will solely control the defense of and settlement of the asserted liabilities, provided that the indemnifying party will not settle any liabilities in a manner that would adversely affect the indemnified party without the indemnified party's prior written consent, which will not be unreasonably withheld or delayed. The indemnified party will have the right to associate, at its own option and expense, in the defense of any claims under this Agreement.

7.4.Infringement Remedy. If in Provider's opinion any Deliverable (or any portion thereof) is likely to become the subject of a third party claim of infringement, Client will cease using such Deliverable upon Provider's request. In addition, Provider will, at its option, either procure the right for Client to continue using the Deliverable, or replace or modify the same to be non-infringing; if neither of the forgoing options is reasonably available, Provider will refund to Client amounts paid for the Deliverable at issue. The foregoing provisions of this paragraph constitute the sole and exclusive remedy of the Client, and the sole and exclusive obligation of Provider, relating to a claim that the Services or a Deliverable infringes any intellectual property right of a third party.

Article 8. Miscellaneous.

8.1.Integration. This Agreement, together with each fully-executed SOW, constitute the entire understanding and agreement between Provider and Client with respect to the Services, and supersede any and all prior or contemporaneous oral or written representations, understandings, agreements or communications between Provider and Client concerning the Services. To the extent any terms of the Agreement and a SOW conflict, the terms of the Agreement will control, provided, however, that the terms of a SOW may supersede the terms of the Agreement, but only if specifically stated in the SOW and only for Services and Deliverables provided pursuant to that SOW. Terms contained in any preprinted forms of Client, or other documentation or electronic procurement system, including, without limitation, terms contained in any purchase order, invoice, written or electronic communication or correspondence, or click-wrap/click-through agreement, are null and void and without effect. Neither party is relying on any representation, warranty, assurance or inducement not expressly set forth herein. No amendment to this Agreement, or any SOW, will be effective unless it is signed by authorized representatives of both parties. This Agreement, and any SOW entered into hereunder, may be executed in one or more counterparts, each of which will be deemed an original, and taken together will be deemed one and the same instrument. A facsimile or electronic (e.g. PDF) copy of this Agreement or a SOW may be accepted as an original, and such copies of the parties' signatures may be treated as original and admissible evidence of this Agreement or a SOW.

8

8.2.Notice. All notices required under this Agreement will be in writing, addressed to the party as set forth in the first paragraph of this Agreement.

Notices sent to Provider will also be sent with copies to:

Re:Sources USA – Legal

33 Arch Street, 19th Floor

Boston, MA 02110

Attn: Lead Counsel, Digitas, Inc.

Notices sent to Client will also be sent with copies to:

CKR LAW LLP

1330 Avenue of the Americas, 35th Floor

New York, NY 10019

Attn: Eric C. Mendelson

Any notice hereunder may be served personally or by registered mail, return receipt requested, or overnight courier. Notice will be deemed delivered on the date actually received by the party to whom the notice is addressed. Each party may change its address by giving the other party notice of the change in accordance with this Section.

8.3.Controlling Law. This Agreement and all SOWs will be governed by the laws of the state of New York, without giving effect to principles of conflicts of law. Either party may commence and prosecute an action arising out of or related to this Agreement or a SOW solely in the state courts located in New York County, New York or the federal district courts located in the Southern District of New York. Each party hereby waives any defenses and claims of lack of personal jurisdiction or inconvenient forum for any such courts.

8.4.Assignment. Neither party will have any right to assign this Agreement or any SOW without the prior written consent of the other party. Notwithstanding the foregoing, each party will have the right to assign this Agreement, and any SOW entered into hereunder, without the other party's consent to a subsidiary or Affiliate. In such event, this Agreement and each SOW will be binding upon and inure to the benefit of respective successors. For the purposes of this Agreement, "Affiliate" means any entity, directly or indirectly, Controlling, Controlled by or under common Control with Provider. "Control" means the ownership of (i) greater than fifty percent (50%) of the voting power to elect directors of the entity, or (ii) greater than fifty percent (50%) of the ownership interest in the entity.

8.5.Waiver. No waiver by either party of any breach of any provision hereof will be deemed a waiver of any subsequent or prior breach of the same or any other provision. If any term or provision of this Agreement or a SOW is determined by a court of competent jurisdiction to be illegal or otherwise unenforceable, such term or provision will not affect the other terms or provisions of such Agreement or SOW, but such term or provision will be deemed modified to the extent necessary in the court's opinion to render such term or provision enforceable, and the rights and obligations of the parties will be construed and enforced accordingly, preserving to the fullest permissible extent the intent and the agreements of the parties.

8.6. Force Majeure.Except with regard to payments due Provider, neither party will be liable for any delays or failures in performance due to circumstances beyond its reasonable control. In the event any such delay continues for a period of thirty (30) or more days, then either party may terminate this Agreement upon five (5) business days' notice, provided Client shall remain responsible for payments due to Provider prior to termination.

9

8.7.Non-solicit. The parties agree that during the term of this Agreement and for one (1) year following its termination date, they shall not, either directly or indirectly, (i) solicit or induce, or attempt to solicit or induce, any employee of the other party to leave for any reason whatsoever, or (ii) hire or solicit the services of any employee of the other party; provided, however, that the foregoing will not apply to either party's personnel responding to general employment solicitations that are not directed at either party's personnel.

8.8.No Joint Venture. Nothing in this Agreement will be deemed or construed to create a joint venture, partnership, or similar relationship between the parties for any purpose. Each party is an independent contractor of the other, and Provider and its employees will not be entitled to any benefits accorded to employees of Client. Except as otherwise specifically set forth herein, neither party shall have any right or authority whatsoever to propose or accept, in the name and on behalf of the other party, any representation, undertaking, guarantee, promise, agreement, contract or any other kind of an obligation.

8.9.Publicity. Provider will not publicize matters relating to the Services performed under this Agreement without Client's prior written consent. Notwithstanding the foregoing, Provider may identify Client as a client of Provider for promotional purposes and may use Client's logo in connection therewith. Notwithstanding the foregoing, Provider acknowledges that this Agreement may be deemed to be a "material contract" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Client may therefore be required to file such document as an exhibit to registration statements or reports filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. Provider further agrees that the status of such document as a material contract shall be determined solely by the Client, in consultation with its counsel.

8.10.Headings. The headings or titles in this Agreement are for the purposes of reference only and shall not affect the interpretation of this Agreement.

10

WHEREAS, the duly authorized representatives of the parties each execute this Agreement on the date(s) set forth below.

Provider: Digitas, Inc. Todd Stanley, EVP Account Management		Client: CÜR Media, LLC J.P. Lespinasse, CMO

Signature		Signature

By:		By:
	Printed Name		Printed Name

Its:		Its:
	Title		Title

Date:		Date:

Provider (Finance Department Approval): Digitas, Inc.		Client (Finance Department Approval): CÜR Media, LLC Kelly Sardo, CFO

Signature		Signature

By:		By:
	Printed Name		Printed Name

Its:		Its:
	Finance Director		Finance Director

Date:		Date:

11